   As filed with the Securities and Exchange Commission on September 25, 1998
                                                        Registration No. 333-___
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                     HEALTH CARE AND RETIREMENT CORPORATION

             (Exact name of registrant as specified in its charter)

                                                               34-1687107
        Delaware                                             (I.R.S. Employer
(State of incorporation)                                  Identification Number)

                     HEALTH CARE AND RETIREMENT CORPORATION
                                   One SeaGate
                             Toledo, Ohio 43604-2616
                                 (419) 252-5500
                    (Address of principal executive offices)

                     HEALTH CARE AND RETIREMENT CORPORATION
                          AMENDED RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                               ------------------

           R. Jeffrey Bixler                 Copies to:      Mark D. Gerstein
Vice President, General Counsel and Secretary                Latham & Watkins
   Health Care and Retirement Corporation                Sears Tower, Suite 5800
            One SeaGate                                  Chicago, Illinois 60606
      Toledo, Ohio 43604-2616                                 (312) 876-7700
        (419) 252-5500                                    Counsel to Registrant


                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                              --------------------
                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
     Title of each class of             Amount           Proposed maximum        Proposed maximum          Amount of
   securities to be registered     to be registered     offering price per      aggregate offering     registration fee
                                                             share (1)                 price
---------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $.01      337,750 Shares             $26.84                 $9,065,210            $2,674.24
          per share
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices reported on the New York Stock Exchange for the registrant's common stock on September 18, 1998, which was $26.84 per share.


================================================================================

PROSPECTUS


                                 337,750 Shares

                     HEALTH CARE AND RETIREMENT CORPORATION

                                  Common Stock

                  This Prospectus relates to the offering by certain employees, officers and directors of Health Care and Retirement Corporation (the "Company" or "HCR") of 337,750 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). This Prospectus will be to effect resales of the Common Stock used by persons who are "affiliates" (as that term is defined under the Securities Act of 1933, as amended) of the Company as well as persons who are not affiliates of the Company. See "Selling Stockholders." The Company will not receive any proceeds from the sale of Common Stock by selling stockholders.

                  The Company's Common Stock is listed on the New York Stock Exchange under the symbol "HCR." On September 18, 1998, the last reported sale price of the Company's Common Stock was $26.84 per share.









                              ---------------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------

                  No person has been authorized to give any information or make any representation other than those contained in this Prospectus (including material incorporated by reference therein) and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company, the selling stockholders or by any other person deemed to be an underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.





               The date of this Prospectus is September 25, 1998.

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information of the Company should also be available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                  The Company has filed with the Commission a Registration Statement on Form S-8 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

                                TABLE OF CONTENTS


Incorporation of Certain Documents by Reference..........................4

The Company..............................................................4

Selling Stockholders.....................................................5

Use of Proceeds..........................................................7

Plan of Distribution.....................................................7

Legal Matters............................................................8

Experts..................................................................8

Forward-Looking Statements...............................................8

SEC Position On Indemnification..........................................8

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31,1998 and June 30, 1998;

         (3)      the Company's Current Report on Form 8-K filed on June 16,
                  1998;

         (4) the Company's Registration Statement on Form S-4 (Registration Statement No. 333-61677) filed on August 17, 1998;

         (5)      all other reports and subsequent reports filed pursuant to
                  Section 13(a) or 15(d) of the Exchange Act; and

         (6) the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, filed on August 30, 1991 (Registration Statement No. 33-42535), including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom a copy of this Prospectus is delivered, upon such person's written or oral request to Health Care and Retirement Corporation, Attention: Secretary, One SeaGate, Toledo, Ohio 43604-2616, telephone number (419) 252-5500.

                                   THE COMPANY

                  The Company, through its wholly owned subsidiaries, provides a range of health care services, including long-term care, subacute medical care, rehabilitation therapy, home health care, pharmacy services and management services for subacute care, rehabilitation therapy, vision care and eye surgery.

                  The principal executive offices of the Company are located at One SeaGate, Toledo, Ohio 43604-2616. The telephone number is (419) 252-5500.

                              SELLING STOCKHOLDERS

                  This Prospectus covers possible sales by affiliates and non-affiliates of the Company (as well as unnamed non-affiliates, each of whom may sell less than 1,000 shares of Common Stock) (collectively, the "Selling Stockholders") of shares they acquired in connection with their employment with the Company pursuant to grants under the Health Care and Retirement Corporation Amended Restricted Stock Plan. The name of each Selling Stockholder who may offer for sale 1000 shares or more of Common Stock in the aggregate from time to time is listed below, along with the relationship of such Stockholder with the Company and/or Health Care and Retirement Corporation of America ("HCRA"), a subsidiary of the Company, the number of shares of Common Stock owned by them prior to the offering, the number of shares that such stockholder may offer for sale hereby and the number and percentage of shares that such stockholder would own after the sale of all shares offered hereby. The stockholders listed below have sole voting and investment powers with respect to the shares. Their addresses are in care of the Company.


                                                                                         Shares Owned
                                                                                         After
                                                 Shares Owned         Shares             Offering
Name                   Relationship              Prior to Offering    Offered Hereby     Number       Percent
----                   ------------              -----------------    --------------     ------       -------
Paul A. Ormond         Chairman of the Board,        2,559,891(1)      150,000          2,409,891       5.2%
                       President and Chief
                       Executive Officer of
                       HCR and President and
                       Chief Executive Officer
                       of HCRA
M. Keith Weikel        Senior Executive Vice           693,753(2)       40,000            653,753       1.4
                       President and Chief
                       Operating Officer of HCR
                       and HCRA
Geoffrey G. Meyers     Executive Vice                  514,758(3)       30,000            484,758       1.1
                       President, Chief
                       Financial Officer and
                       Treasurer of HCR and
                       Executive Vice President
                       and Chief Financial
                       Officer of HCRA
R. Jeffrey Bixler      Vice President, General         157,774(4)       20,000            137,774         *
                       Counsel and Secretary
                       of HCR and HCRA
Paul G. Sieben         Vice President and              152,328(5)        7,500            144,828         *
                       Director of Development
                       and Construction of HCR
                       and HCRA
Wade B. O'Brian        Vice President and              108,742(6)        7,500            101,242         *
                       Director of Human
                       Resources and Labor
                       Relations of HCR and
                       HCRA
Jeffrey W. Ferguson    Vice President and               99,997(7)        7,500             92,497         *
                       General Manager of
                       Midwest Division of HCR
                       and HCRA, Vice
                       President and Director
                       of Marketing of HCR and
                       HCRA since September
                       1995

                                                                                         Shares Owned
                                                                                         After
                                                 Shares Owned         Shares             Offering
Name                   Relationship              Prior to Offering    Offered Hereby     Number       Percent
----                   ------------              -----------------    --------------     ------       -------
Spencer C. Moler       Vice President and               42,148(8)         5,000           37,148         *
                       Controller of HCR and
                       Controller and
                       Treasurer of HCRA
William H. Kinschner   Vice President and              151,256(9)         6,000          146,256         *
                       Director of Management
                       Support Services of HCR
Nancy A. Edwards       Vice President and               43,058(10)        7,500           35,558         *
                       General Manager of
                       Central Division of HCR
                       and HCRA
F. Joseph Schmitt      Vice President and               28,702(11)        7,500           21,202         *
                       General Manager of
                       Southern Division of
                       HCR and HCRA
J. Susan Hines         Vice President and               31,468(12)        5,000           26,468         *
                       Director of Medical
                       Specialty Programs of
                       HCR and HCRA since
                       December 1996, Vice
                       President and Director
                       of Clinical Services
                       and Specialty Programs
                       of HCR and HCRA from
                       May 1993 to December 1996
Barry A. Lazarus       Vice President and               15,700(13)        5,000           10,700         *
                       Director of Reimbursement
                       of HCR and HCRA
Joyce C. Smith         Vice President and                9,895(14)        5,000            4,895         *
                       Director of Professional
                       Services of HCR and HCRA
John Graham            Vice President, Director         14,938(15)        1,500           13,438         *
                       of Rehabilitation Services
                       of HCR and HCRA since
                       August 1998 and Assistant
                       Vice President, Director of
                       Rehabilitation Services of
                       HCRA prior to August 1998
Deborah Workman        Vice President, Director          1,500            1,500                0         *
                       of Information Services of
                       HCR and HCRA since May 1998
                       and Assistant Vice President,
                       Director of Information
                       Services of HCRA prior to
                       May 1998
Doug A. Haag           Treasurer of HCR since            9,925(16)        1,500            8,425         *
                       August 1998 and Assistant
                       Treasurer of HCR prior to
                       August 1998
John Remenar           Vice President, Director         22,584(17)        1,500           21,084         *
                       of Financial Services of
                       HCR and HCRA since August
                       1998 and Assistant Vice
                       President, Director of
                       Financial Services of HCRA
                       prior to August 1998
Bill Chenevert         Vice President, Director         18,191(18)        1,000           17,191         *
                       of Operations Support of
                       HCR and HCRA since August
                       1998 and Director of
                       Operations Support of HCRA
                       prior to August 1998
David Gehrich          Director of Tax of HCRA           7,204(19)        1,000            6,204         *
Frank Alcorn           Director of Internal Audit        2,778            1,000            1,778         *
                       & Risk Management of HCRA


                                                                                         Shares Owned
                                                                                         After
                                                 Shares Owned         Shares             Offering
Name                   Relationship              Prior to Offering    Offered Hereby     Number       Percent
----                   ------------              -----------------    --------------     ------       -------
James Millspaugh       Assistant Vice President,       1,728              1,000             728          *
                       Director of Human
                       Resources Operations
                       Support of HCRA
Gordon Ochs            Regional Manager of HCRA        7,225(20)          1,000           6,225          *
William Adams          Regional Manager of HCRA        1,000              1,000               0          *
William Morrison       Regional Manager of HCRA        1,000              1,000               0          *
Alan Isaacson          Regional Manager of HCRA        1,000              1,000               0          *
Kenneth Heitkamp       Regional Manager of HCRA        1,000              1,000               0          *
Sherrian Wood          Regional Manager of HCRA       17,116(21)          1,000          16,116          *
Lynn Hood              Regional Manager of HCRA        3,832(22)          1,000           2,832          *
Linda Bair             Regional Manager of HCRA        5,500(23)          1,000           4,500          *
Karen Forrest          Regional Manager of HCRA        9,762(24)          1,000           8,762          *
Susan Oginsky          Regional Manager of HCRA        1,100              1,000             100          *
Sally Gates            Regional Manager of HCRA        3,000(25)          1,000           2,000          *
Cyndi Taplin           Regional Manager of HCRA        2,220(26)          1,000           1,220          *
Julie Musiol           Senior Administrator of HCRA    1,872(27)          1,000             872          *
Sherry Reid            Director of Alzheimer           7,780(28)          1,000           6,780          *
                       Program Development of HCRA
Bruce Schroeder        Director of Operations          6,347(29)          1,000           5,347          *
                       Support for Home Health of
                       HCRA
Terrie Restivo-Mock    Legal Counsel II of HCRA        1,510              1,000             510          *
Frank Jannazo          Director of Ancillary           3,986(30)          1,000           2,986          *
                       Services Management of HCRA
Martin Allen           Assistant Vice President,       2,203(31)          1,000           1,203          *
                       Director of Reimbursement
                       Services of HCRA
David Roth             Director of Planning and        2,815              1,000           1,815          *
                       Budgeting of HCRA
Ann Otley              Manager Corporate Benefits      9,501(32)          1,000           8,501          *
                       of HCRA
Douglas Crail          Senior Manager Networking       2,964(33)          1,000           1,964          *
                       of HCRA
Kenneth McManis        Manager of Construction         2,660              1,000           1,660          *
                       of HCRA
Richard Nolen          Manager of Design of HCRA       8,736(34)          1,000           7,736          *


----------------------
(1)    Includes 1,829,320 shares subject to options exercisable within 60 days.
(2)    Includes 506,394 shares subject to options exercisable within 60 days.
(3)    Includes 389,348 shares subject to options exercisable within 60 days.
(4)    Includes 124,820 shares subject to options exercisable within 60 days.
(5)    Includes 66,001 shares subject to options exercisable within 60 days.
(6)    Includes 80,510 shares subject to options exercisable within 60 days.
(7)    Includes 65,836 shares subject to options exercisable within 60 days.
(8)    Includes 24,539 shares subject to options exercisable within 60 days.
(9)    Includes 96,929 shares subject to options exercisable within 60 days.
(10)   Includes 32,250 shares subject to options exercisable within 60 days.
(11)   Includes 20,850 shares subject to options exercisable within 60 days.
(12)   Includes 19,800 shares subject to options exercisable within 60 days.
(13)   Includes 10,500 shares subject to options exercisable within 60 days.
(14)   Includes 4,125 shares subject to options exercisable within 60 days.
(15)   Includes 12,700 shares subject to options exercisable within 60 days.
(16)   Includes 6,925 shares subject to options exercisable within 60 days.
(17)   Includes 20,050 shares subject to options exercisable within 60 days.
(18)   Includes 14,650 shares subject to options exercisable within 60 days.
(19)   Includes 2,300 shares subject to options exercisable within 60 days.
(20)   Includes 6,225 shares subject to options exercisable within 60 days.
(21)   Includes 14,350 shares subject to options exercisable within 60 days.
(22)   Includes 2,700 shares subject to options exercisable within 60 days.
(23)   Includes 4,500 shares subject to options exercisable within 60 days.
(24)   Includes 8,550 shares subject to options exercisable within 60 days.
(25)   Includes 1,500 shares subject to options exercisable within 60 days.
(26)   Includes 1,125 shares subject to options exercisable within 60 days.
(27)   Includes 525 shares subject to options exercisable within 60 days.
(28)   Includes 6,250 shares subject to options exercisable within 60 days.
(29)   Includes 1,850 shares subject to options exercisable within 60 days.
(30)   Includes 1,400 shares subject to options exercisable within 60 days.
(31)   Includes 750 shares subject to options exercisable within 60 days.
(32)   Includes 6,400 shares subject to options exercisable within 60 days.
(33)   Includes 1,575 shares subject to options exercisable within 60 days.
(34)   Includes 3,750 shares subject to options exercisable within 60 days.

*Amount represents less than 1%.


                                USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares offered hereby. All of the proceeds will be received by the selling stockholders. See "Selling Stockholders."


                              PLAN OF DISTRIBUTION

                  The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on the New York Stock Exchange (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of such exchange, (B) in the over-the-counter market, or (C) in transactions other than on an exchange or in the over-the-counter market, or in a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be "underwriters," and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                  All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

                                  LEGAL MATTERS

                  The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Latham & Watkins, Chicago, Illinois. John J. Clair, Jr., a partner in Latham & Watkins, is a director of the Company and is eligible to purchase shares of Common Stock pursuant to options granted to him pursuant to the Health Care and Retirement Corporation Stock Option Plan for Outside Directors. For so long as Mr. Clair remains a director of the Company, he is eligible to receive additional grants of options to purchase shares of Common Stock.

                                     EXPERTS

                  The consolidated financial statements of Health Care and Retirement Corporation appearing in Health Care and Retirement Corporation's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                           FORWARD-LOOKING STATEMENTS

                  This Prospectus contains, or incorporates by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and assessments made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. The forward-looking statements included in this Prospectus are also subject to number of material risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices, and other factors discussed in the Company's filings under the Securities Act and the Exchange Act. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

                         SEC POSITION ON INDEMNIFICATION

                  Article Eighth of the Certificate of Incorporation, as amended, of the Company provides, in detail, for the indemnification of directors, officers and employees of the Company to the fullest extent permitted under the General Corporation Law of the State of Delaware.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  John J. Clair, a director and option holder of the registrant. See "Legal Matters."

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances. Subsection (a) of the GCL empowers a corporation to indemnify any director or officer, or former director or officer who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  Subsection (b) of Section 145 empowers a corporation to indemnify any officer or director, or former officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its factor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which action or suit was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him, against such liabilities under Section 145.

                  Article Eighth of the Certificate of Incorporation, as amended, of the Company (the "Certificate") provides, in detail, for the indemnification of directors, officers and employees of the Company to the fullest extent permitted under the GCL.

                  Section 102(b)(7) of the GCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the GCL (which imposes liability on directors for unlawful payment of dividends or unlawful sock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Certificate eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the GCL.

                  The Company carries policies of insurance which cover the individual directors and officers of the Company for legal liability and which would pay on behalf of the Company for expenses of indemnification of directors and officers in accordance with the Certificate of Incorporation.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

 EXHIBIT NUMBER     DESCRIPTION

       4.1 Health Care and Retirement Corporation Amended Restricted Stock Plan (filed on pages A1 to A9 of Health Care and Retirement's Proxy Statement dated March 25, 1997 in connection with its Annual Meeting held on May 6, 1997 and incorporated by reference herein)

      *4.2 First Amendment to Health Care and Retirement Corporation Amended Restricted Stock Plan

      *5            Opinion of Latham & Watkins

      *23.1         Consent of Independent Auditors

      *23.2         Consent of Latham & Watkins (included in opinion filed as
                    Exhibit 5)

----------------------
* Filed herewith

ITEM 9.  UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan; provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Toledo, State of Ohio, on September 24, 1998.

                                         HEALTH CARE AND
                                         RETIREMENT CORPORATION


                                         By: /s/ R. Jeffrey Bixler
                                            ------------------------------------
                                            R. Jeffrey Bixler, Vice President,
                                            General Counsel and Secretary


                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                       TITLE                                                        DATE
---------                       -----                                                        ----
/s/ John J. Clair                                                              )
--------------------            Director                                       )
John J. Clair                                                                  )
                                                                               )
/s/ Joseph H. Lemieux                                                          )
--------------------            Director                                       )
Joseph H. Lemieux                                                              )    September 24, 1998
                                                                               )
/s/ Geoffrey G. Meyers                                                         )
--------------------            Executive Vice President, Chief Financial      )
Geoffrey G. Meyers              Officer and Treasurer (Principal Financial     )
                                Officer)                                       )
/s/ Spencer C. Moler                                                           )
--------------------            Vice President and Controller (Principal       )
Spencer C. Moler                Accounting Officer)                            )
                                                                               )
/s/ Paul A. Ormond
--------------------            Chairman of the Board, President and Chief     )
Paul A. Ormond                  Executive Officer (Principal Executive         )
                                Officer)                                       )
/s/ Robert G. Siefers                                                          )
--------------------            Director                                       )
Robert G. Siefers                                                              )
                                                                               )
/s/ M. Keith Weikel                                                            )
--------------------            Senior Executive Vice President and Chief      )
M. Keith Weikel                 Operating Officer; Director                    )
                                                                               )
/s/ Thomas L. Young                                                            )
--------------------            Director                                       )
Thomas L. Young                                                                )


                                  EXHIBIT INDEX


    EXHIBIT
     NUMBER       DESCRIPTION
    -------       -----------
       4.1        Health Care and Retirement Corporation Amended Restricted Stock Plan (filed on pages A1 to A9 of Health Care and Retirement's Proxy Statement dated March
                  25, 1997 in connection with its Annual Meeting held on May 6, 1997 and incorporated by reference herein)

      *4.2        First Amendment to Health Care and Retirement Corporation Amended Restricted
                  Stock Plan

      *5          Opinion of Latham & Watkins

      *23.1       Consent of Independent Auditors

      *23.2       Consent of Latham & Watkins (included in opinion file as Exhibit 5)


----------------------
* Filed herewith